Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Leishen Energy Holding Co., Ltd. of our report dated August 16, 2024, relating to the consolidated financial statements of Leishen Energy Holding Co., Ltd. and Subsidiaries for the years ended September 30, 2023 and 2022, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 28, 2024